                                                             Exhibit 10(viii)(b)

                            BORDEN SERVICES COMPANY
                         1996 MANAGEMENT INCENTIVE PLAN
                         ------------------------------

                                  PLAN OVERVIEW
                                  -------------

The objectives of the Management Incentive Plan are to align performance and rewards and provide competitive, total cash compensation. The key performance criteria which will be recognized under this plan are: financial performance for Borden Services Company and individual critical measurements which impact the advancement of the organization.

TARGET INCENTIVE

Each participant will have a target incentive opportunity, stated as a percentage of salary. The target incentive opportunity will be based on financial performance measures accounting for 70% of the target incentive and critical measurements accounting for 30% of the target incentive opportunity. Based on actual performance, an award can be at, above, or below the target incentive opportunity.

         FINANCIAL PERFORMANCE - 70% OF TARGET INCENTIVE

         The financial performance measurement will be based on earnings from operations relative to budget - "EBIT" at the Borden Services Company level excluding the results of Aviation Services. Hereafter in this document, EBIT for Borden Services Company refers to earnings before interst and taxes, excluding the results of Aviation Services.

         CRITICAL MEASUREMENTS - 30% OF TARGET INCENTIVE

         Each participant will have two to four individual critical measurement goals consistent with the desired advancement of Borden Services Company performance, which will determine 30% of the target incentive award.


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TOTAL AWARD

The total award given to a participant is based on actual results achieved using the sum of the financial performance award (EBIT), plus individual performance on critical measurement goals.

               MANAGEMENT INCENTIVE PROGRAM - DETAILED INFORMATION
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                                TARGET INCENTIVE

The annual target incentive opportunity for each participant is stated as a percentage of salary (on December 31 of the plan year). Actual financial performance and critical measurement performance will determine if awards are paid at, above or below the established target incentive opportunity. The two performance categories are weighted to focus participants on the appropriate measures. Financial performance is weighted at 70% and critical measurement goals at 30% of the target incentive opportunity.

                   Example:
                   Salary:                                     $70,000
                   Annual Incentive Target:                    20%
                   Incentive Target:                           $14,000 (20% of $70,000)
                   Financial Award:
                           EBIT (at budget):                   $  9,800 (70% of $14,000)
                   Critical Measurement Award:                 $  4,200 (30% of $14,000)






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                  BORDEN SERVICES COMPANY FINANCIAL PERFORMANCE

The financial performance portion of the target incentive for Borden Services Company is based on an established EBIT budget which is defined as earnings before interest and taxes and excluding the results of Aviation Services. A financial performance award is paid only if actual EBIT reported is at least 80% (as later defined) of the established Borden Services Company EBIT budget. If actual financial performance is at 120% (as later defined) of EBIT budget, the maximum financial performance award will be paid.

DETERMINING FINANCIAL AWARD BASED ON EBIT

The primary basis for determining the financial award will be actual EBIT relative to the approved EBIT budget. EBIT has been selected because it provides a measure of earnings that reflects performance of our business on a day-to-day basis, since it excludes financing and tax considerations.

The following procedures will be followed in determining the financial performance award based on EBIT:

         - EBIT (both budget and actual) will be adjusted for accounting policy changes dictated by the U.S. Securities and Exchange Commission (SEC), the U.S. Financial Accounting Standards Board (FASB) or the Borden, Inc. Chief Financial Officer.

         - Special situations such as a provision for the sale or closing of a plant or business may be proposed for exclusion.


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The relationship between the financial performance award relative to actual Borden Services Company EBIT excluding Aviation Services is as follows:



                       TOTAL BSC
            PERCENT                  EBIT
            ACHIEVED           BEFORE ACTIVATION
              50%               -$1.5 million
             100%                $0
             200%                $1.5 million

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         - Because BSC has been purposely designed to have a break-even budget for 1996, variances from budget will be treated on an absolute basis.

         - If the EBIT budget is achieved, the financial performance award at the target incentive level will be paid.

         - No financial performance award will be paid for achieving losses greater than $1.5 million (defined as less than 80% of budget).

         - 50% of the financial performance award will be paid for achieving EBIT that is $1.5 million below budget (defined ast 80% of budget).

         - The financial performance award of 200% of target incentive will be paid for EBIT of $1.5 million or more above budget (defined as 120% of budget). Since the financial component of the award equals 70% of the target, this means that up to 140% of target can be earned based on financial results.

         - Based on actual EBIT performance compared to the EBIT budget established for Borden Services Company, the participant's incentive award will be determined when performance is between minimum (80%) and target (100%) , or target (100%) and maximum (120%) performance based on the above graph.

                                    Example of Financial Incentive Award Calculation for Borden Services Company:
                                    BSC Actual EBIT                             $750,000
                                    BSC Budgeted EBIT                           $      0
                                    Salary                                      $ 70,000
                                    Annual Incentive Target                     $ 14,000 (20% of $70,000)


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                           Financial Incentive Award:                  $   9,800 (70% of $14,000)
                           Actual EBIT Performance:                    110% (halfway between EBIT budget and 120% maximum)
                           Incentive Level:                            150% (halfway between target and maximum opportunity)
                           Financial Incentive Award:                  $ 14,700 (150% of $9,800)
                                   CRITICAL MEASUREMENTS AWARD

As mentioned previously, 30% of the target incentive opportunity is based on the participant's performance on critical measurements. Unlike EBIT which is measured at the Borden Services Company level, critical measurement results are measured separately for each participant. Participants can receive incentive payments for critical measurements in one of two ways:

         1)       When a minimum level of 80% of EBIT is achieved, OR

         2) Through establishment of a critical measurement incentive pool if 80% of EBIT is not achieved.

The critical measurements for each participant will be consistent and mutually supportive for those within a unit. Each participant will establish goals on two to four critical measurements, which are expected to contribute to the sustained future success of the business and can be measured objectively. Examples of critical measurement categories include (but are not limited to):

                           -        Financial controls
                           -        Market share
                           -        Number or type of customers
                           -        Quality
                           -        Customer satisfaction
                           -        New product introductions
                           -        Customer retention

The process for setting goals on the critical measurements will start with the Chief Executive Officer and his direct reports. These approved goals will provide a framework for all participants to develop their critical measurements. Consistent focus of critical measurements is important and therefore, managers will assign weights to each of the critical measurements so that the sum of the


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weights adds to the 30% critical measurement target award.

At the end of the year, the critical measurement assessment will start with the Chief Executive Officer and his direct reports. Assessment of critical measurements for all other participants is expected to be generally consistent with that of the top executives, with allowance for a range of individual outcomes within a unit. After top management's assessments are completed, each of the participants will be evaluated by their manager, who will determine the impact on the incentive award. While the goals will have objective indicators of success, there will also be managerial judgment regarding the degree to which the strategic positioning of the company was improved, neutral or impeded during the year.

WHEN A MINIMUM LEVEL OF 80% EBIT IS ACHIEVED

The process for determining awards will be as follows:

         - If the critical measurement goals are achieved as expected, target awards will be paid.

         - If the critical measurement goals are not fully met, a partial or no critical measurement award may be paid, depending on the degree of shortfall.

         - If the critical measurement goals are exceeded, higher critical measurement awards may be paid.

         - If exceptional performance on the critical measurements is achieved, the maximum critical measurement award available is 60% (200% of the 30% target).

                      Example:

                      Critical Measurement Award Target:    $4,200 (30% of
                                                            target incentive)


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                  Management Evaluation:                              Exceeds Expectations
                  Award Determination:                                125%
                  Critical Measurement Award Amount:                  $5,250 (125% of $4,200)

ESTABLISHMENT OF A CRITICAL MEASUREMENT POOL - 80% OF EBIT NOT ACHIEVED

As previously indicated, the amount of incentive awards that can be paid to all Borden Services Company participants based on critical measurements is not constrained when at least 80% of the EBIT budget is achieved. However, if 80% of the EBIT budget is not met, a critical measurement pool will be created in accordance with the following schedule:

                                               CRITICAL
                                               --------
          % ACHIEVEMENT                     MEASUREMENT POOL
          -------------                     ----------------
              OF EBIT                    AS A % OF TOTAL BORDEN
              -------                    ----------------------
              BUDGET                        INCENTIVE AWARD
              ------                        ---------------
                79                           28% of Target
                78                           26% of Target
                77                           24% of Target
                76                           22% of Target
                75                           20% of Target
                74                           18% of Target
                73                           16% of Target
                72                           14% of Target
                71                           12% of Target
            70 or below                      10% of Target

From this pool, critical measurement awards may be issued to individuals based on their performance relative to their critical measurements. Any one individual can receive an award from 0 up to 60% of target incentive. However, the awards made by Borden Services Company may not exceed the total dollars available in the critical measurement pool.

                Example of critical measurement pool for all Borden Services Company participants:
                Total of all target incentive awards:               $  500,000
                Actual EBITDA Performance:                                   79% (of budget)
                Critical Measurement Pool %:                                 28% (from table)
                Critical Measurement Pool:                          $ 140,000 (28% of $500,000)



                                   TOTAL AWARD

The total incentive award is the sum of the financial performance award (based on EBIT) and the critical measurement award.

         - If performance is below the minimum acceptable level for all components, awards will not be paid.

         - If the financial performance of EBIT is achieved at budget and the critical measurements are achieved as expected, awards will be paid at the target incentive level.

         - The maximum available award is 200% of the target incentive opportunity:

                Financial performance award:                140% EBIT (200% of  70% target)
                Critical measurements award:                  60% (200% of 30% target)


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                 Total Award Example:
                 Total Award = Financial Performance (EBIT) + Critical
                               Measurement Award
                 Total Award = $14,700 + $5,250

                 Total Award = $19,950

AWARD PAYMENT

Award payments are subject to the following :

         - Participants may elect to receive awards as a cash payment or defer all or a portion of incentive compensation. See separate Statement of Preference form to elect deferral of compensation.

         - All participants who elect cash payments will receive awards net of all required federal, state and local taxes

If you have any questions concerning this incentive program, contact your Team Leader or your Human Resource Manager.



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             BORDEN SERVICES COMPANY 1996 MANAGEMENT INCENTIVE PLAN
                            ADMINISTRATIVE GUIDELINES
                            -------------------------

1.  Base Salary for Bonus Calculations
    ----------------------------------

         December 31, 1996 Annual Base Salary will be used to calculate the incentive

2.  Eligibility
    -----------

         To be eligible to receive an incentive award under the program, you must be an active associate as of the end of the measurement period (i.e., December 31, 1996). The only exceptions to this rule are detailed below under item number 5.

3.  Pro-Rata Eligibility
    --------------------

         Where incentives are to be paid for partial periods, the incentive will be calculated on a pro-rata basis. Eligibility for pro-rata payments is detailed in items number 4, 5, and 6 below. Pro-rata calculations will be done on whole months only.

4.  New Hires, Transfers or Promotions During the Incentive Period
    --------------------------------------------------------------

         For New Hires or participants added to the Plan in the first through third quarters, the bonus will be calculated on a pro-rated basis from the date of hire, but only in whole months. Fourth quarter New Hires will not be eligible for an award.

         For Promotions and Transfers, the bonus will be pro-rated from the date of promotion or transfer in whole months. This proration will apply to both changes in target incentive percentage and to changes in goals.

         For all pro-rations under this item, effective dates as of the first through the fifteenth of the month will count the full month. Effective dates as of the sixteenth through the last day of the month will not include that month in the pro-ration calculation.


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5.  Termination During the Incentive Period
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         If it is a Voluntary Termination, no bonus will be earned.

         If it is an Involuntary Termination due to unsatisfactory performance or cause, no bonus will be earned. Note: Achieving business results at the expense of violations of laws, regulations or business ethics or allowing any individuals to behave in this manner will be considered cause for termination.

         If it is an Involuntary Termination due to job elimination or reorganization, the bonus will be paid, if earned, on a pro-rated basis as of the termination date. Termination effective on the first through the fifteenth of the month will not include the termination month in the pro-rata calculation. Terminations effective on the sixteenth through the last day of the month will include the termination month in the pro-rata calculation. Payments will be made at the same time as they are made to participants who continue to work for the Company through the end of the year.

6.  Death or Disability During the Incentive Period
    -----------------------------------------------

         The incentive earned as of the date of death will be paid, on a pro-rated basis, to the estate of the participant at the same time payments are made to associates who continue to work for the Company through the end of the year.

         Disabilities of 30 days or less will not have an impact on the participant's ability to continue to be eligible for an incentive.

         If a disability lasts more than 30 days, then the incentive will be earned only for the period worked. The period worked will be determined on a pro-rated basis up until the date of disability and from the date of return to work. The pro-ration will operate in whole months where the first through the fifteenth as the date of disability will not count the month and the sixteenth through the end of the month as the date of disability will count the month; and where the first through the fifteenth as the date of return to work will count the month and the sixteenth through the end of the month as the date of return to work will not count the month. Incentive payments will be made at the same time as they are made to participants who work full-time for the Company through the end of the year.


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7.  Adding Participants to the Plan
    -------------------------------

         New participants will be added to this program during the year as recommended by the Chief Executive Officer and Chief Financial Officer of Borden Services Company and approved by the Board of Directors. The criteria for participation will be based on both similar job classification as the list of current participants in this program and a responsibility level commensurate with the participant's ability to influence goal outcomes. Approval will be required for both the addition of a participant to the program and the proposed participant's target incentive level.

8.  Timing of Payments
    ------------------

         Bonus awards will be paid as quickly after the end of 1996 as possible. Financial results will need to be finalized as appropriate by the Borden, Inc. Controller and the independent auditors before bonuses can be calculated and paid.

9.  Financial Adjustments
    ---------------------

         Actual financial results as reported on a GAAP basis will be utilized for incentive award calculation with the following exceptions:

         - Special situations, such as a provision for the sale or closing of a plant or business, may be proposed for exclusion if the proposal is presented when the charge is taken. Exclusions will need to be approved by the BSC Board of Directors and the Borden, Inc. Chief Executive Officer.

         - Special situations, such as the financial impact upon BSC from a loss of a significant portion of BSC's customer base, as the result of Borden, Inc.'s management decisions, may be proposed for adjustment if the impact can be reasonably measured. Such adjustments will require the concurrence of both the CEO and the CFO of Borden, Inc.

         - Accounting policy changes dictated by the U.S. Securities and Exchange Commission (SEC), the U.S. Financial Accounting Board
                  (FASB), or the Borden, Inc. Chief Financial Officer.


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         - If earnings were achieved in ways that are considered undesirable (such as reducing budgeted equipment maintenance expenditures where this would hurt the business), an adjustment may be made at the discretion of the BSC Board of Directors.

         - Favorable variances will not automatically be returned to customers until a full understanding of a rebate upon the final calculation of actual EBIT and its impact upon incentives is fully understood, or after incentive accrual is adjusted to actual.

10.  All Plan Payments Subject to Discretion
     ---------------------------------------

         Notwithstanding the attainment of financial results, or part or all of the goals, all awards under the Plan are subject to the approval of the Borden Services Company Board of Directors.


March 18, 1997